POWER REIT

BYLAWS

The following constitutes the Bylaws of Power REIT, a Maryland real estate investment trust (the “Trust”):

ARTICLE I

DEFINITIONS AND USAGE

                      Section 1.           DEFINITIONS. For the purpose of these Bylaws:

(a)       “Bylaws” shall mean these bylaws as amended, restated or modified from time to time. References in these bylaws to “hereof”, “herein” and “hereunder” shall be deemed to refer to these bylaws and shall not be limited to the particular article or section in which such words appear.

(b)       “electronic transmission by the Trust” shall mean a communication (i) delivered by (A) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that recipient on record with the Trust, (B) posting on an electronic message board or network which the Trust has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (C) other means of electronic communication, (and (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

(c)       “electronic transmission to the Trust” shall mean a communication (i) delivered by (A) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, which the Trust has provided from time to time to shareholders and directors for sending communications to the Trust, (B) posting on an electronic message board or network which the Trust has designated for those communications, and which transmission shall be validly delivered upon the posting, or (C) other means of electronic communication, (ii) as to which the Trust has placed in effect reasonable measures to verify that the sender is the shareholder (in person or by proxy) or director purporting to send the transmission, and (iii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

Section 2.         USAGE. Whenever a term is defined in these Bylaws in the singular, the plural of such term may also be used in these Bylaws as a defined term and, similarly, whenever a term is defined in the plural, the singular of such term may also be used as a defined term hereunder. Whenever the masculine gender is used in these Bylaws, the feminine and the neuter may also be used hereunder.

ARTICLE II

OFFICES

Section 1.         PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place or places as the board of trustees of the Trust (the “Board of Trustees”) may designate.

Section 2.         ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may deem advisable.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 1.         PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place as shall be set by the Board of Trustees and stated in the notice of the meeting. If authorized by the Board of Trustees, and subject to applicable provisions of Maryland law and any guidelines and procedures that the Board of Trustees may adopt, shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the Trust or by electronic video screen communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote at a meeting of shareholders whether that meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the Trust or by electronic video screen communication.

Section 2.         ANNUAL MEETING. An annual meeting of the shareholders for the election of trustees (the “Trustees”) and the transaction of any business within the powers of the Trust shall be held each year on a date and at a time designated by the Board of Trustees, beginning with the year 2012. The date so designated shall be within fifteen (15) months after the last annual meeting. Failure to hold an annual meeting shall not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 3.         SPECIAL MEETINGS. A special meeting of the shareholders may be called at any time by the Board of Trustees, or by the Chairman of the Board of Trustees, or by the Chief Executive Officer, or by one or more shareholders holding shares in the aggregate entitled to cast not less than a majority of the votes at that meeting.

If a special meeting is called by any person or persons other than the Board of Trustees, the Chairman of the Board of Trustees or the Chief Executive Officer, the request shall be in writing, specifying the time of such meeting, the name(s) of the requesting parties and the number of shares held by each requesting party, verification of the ownership of such shares, and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail to the Chairman of the Board of Trustees, the Chief Executive Officer, any Vice President, or the Secretary of the Trust. The officer receiving the request shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article III. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Trustees may be held.

The Board of Trustees shall have the sole power to fix the record date for determining shareholders entitled to request a special meeting of shareholders and the date, time and place of the special meeting.

Section 4.         ANNUAL OR SPECIAL MEETING BY ELECTRONIC COMMUNICATION. Subject to applicable provisions of Maryland law, any meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the Trust or by electronic video screen communication (a) if the Trust implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, and (b) if any shareholder votes or takes other action at the meeting by means of electronic transmission to the Trust or electronic video screen communication, a record of that vote or action is maintained by the Trust in a reasonable fashion.

Section 5.         NOTICE. Not less than ten (10) nor more than ninety (90) days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such shareholder personally, by leaving it at his or her residence or usual place of business, or by transmitting it to such shareholder by electronic mail to any electronic mail address of such shareholder or through any other electronic transmission by the Trust. Such notice shall be deemed to be given (a) if mailed, when deposited in the United States mail addressed to the shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid, or (b) when sent by electronic transmission by the Trust or sent by other means of written communication.

Notice given by electronic transmission by the Trust shall be valid only if it complies with the procedures set forth in Section 1(b) of Article I hereof.

Section 6.         SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

Section 7.         ORGANIZATION AND CONDUCT. At every meeting of the shareholders, the Chairman of the Board of Trustees, if any, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board of Trustees, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board of Trustees, if any, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, or a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as chairman, and the Secretary, or, in his or her absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.

The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting.

Section 8.         QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast thirty three and one third percent (33 1/3%) of all the votes entitled to be cast at such meeting shall constitute a quorum and such meeting shall be deemed duly organized; but this section shall not affect any requirement under any statute or the Declaration of Trust, as amended, restated or supplemented from time to time (the “Declaration of Trust”) for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date without a new record date and without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  In the case of any meeting called for the election of trustees, those who attend the adjourned meeting, though less than a quorum, shall nevertheless constitute a quorum for the purpose of electing trustees.

Section 9.         VOTING. Except as set forth in the Declaration of Trust, , an act authorized by the vote of the holders of a majority of shares of the Trust present in person or by proxy and casting a vote on the matter at a duly organized meeting shall be the act of the shareholders. For purposes of the foregoing, abstentions and non-votes on a particular matter shall not be deemed to be votes cast on the matter, but shall be counted for purposes of determining quorum.  Unless otherwise provided in the Declaration of Trust, each outstanding share entitled to vote, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.  Shareholders of the Trust are not entitled to exercise cumulative voting rights in the election of Trustees.

Section 10.       PROXIES. A shareholder may cast the votes entitled to be cast by the shares owned of record by him or her either in person or by proxy by the shareholder or by his or her duly authorized agent or attorney-in-fact by a written authorization signed or an electronic transmission to the Trust or in any other manner permitted by law. Such proxy shall be filed with the Secretary of the Trust before or at the time of the meeting. A proxy shall be deemed signed if the shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, transmission or otherwise in accordance with Maryland law) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) explicitly revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Trust stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

Section 11.       VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the Chief Executive Officer, the President or a Vice President, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may, in its discretion, adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

Section 12.       INSPECTORS. At any meeting of shareholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the meeting or at the meeting by the chairman of the meeting.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 13.       ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER PROPOSALS BY SHAREHOLDERS.

(a)         Annual Meetings of Shareholders.

(1)            At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Trustees, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Trustees, or (iii) otherwise properly brought before the annual meeting by a shareholder or shareholders who collectively hold both investment and voting control over at least five percent (5%) of the shares of the Trust for at least three consecutive years and have been acting in concert over that time period, who are shareholders of record at the time such notice is delivered to the Trust and who are shareholders of record at the time of the annual meeting, and who are entitled to vote at the meeting and who have complied in all respects with the procedures set forth in this Section 13 (such shareholder or group of shareholders, “Qualified Shareholder”).

(2)            The Board of Trustees, or any committee established by the Board, may, at its or their sole discretion, nominate trustees and bring business before an annual meeting. A Qualified Shareholder proposing to nominate individuals to the Board of Trustees or to bring other business before an annual meeting pursuant to this Section 13 must give timely and proper notice thereof in writing to the Secretary of the Trust.  If the Qualifying Shareholder wishes to propose other business at an annual meeting, such other business must otherwise be a proper matter for action by shareholders.  If the Trust is required by law to include such Qualified Shareholder’s proposal in the Trust’s proxy materials, such Qualified Shareholder(s) shall bear all costs and expenses relating to the inclusion of such proposal(s) in the Trust’s proxy materials and shall advance to the Trust its estimated costs and expenses with respect to any such inclusion or any other mailing on behalf of the Qualifying Shareholder. To be timely, a Qualifying Shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive office of the Trust by not later than 5:00 pm Eastern time on the ninetieth (90th) day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than 5:00 pm Eastern time on the one hundred twentieth (120th) day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, notice by the Qualifying Shareholder to be timely must be so delivered not earlier than 5:00 pm Eastern time on the one hundred twentieth (120th) day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 pm Eastern time on the later of the ninetieth (90th) day prior to the date of mailing of the notice for such annual meeting or prior to the tenth (10th) day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust.

In no event shall the public announcement of a postponement of an annual meeting to a later date or time commence a new time period for the giving of a Qualified Shareholder’s notice as described above. Such Qualified Shareholder’s written notice shall set forth (i) as to each person whom the Qualified Shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of beneficial interest of the Trust that are beneficially owned or owned of record by such person making said nomination and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934 (“Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the Qualified Shareholder proposes to bring before the meeting, a description in reasonable detail of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such Qualified Shareholder (including any anticipated benefit or expense reimbursement to the Qualified Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Qualified Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of each such Qualified Shareholder, as they appear on the Trust’s share ledger and current name and address, if different, of such beneficial owner, and (y) the class and number of shares of each class of beneficial interest of the Trust which are owned beneficially and of record by each such Qualified Shareholder and owned beneficially by each such beneficial owner.

(b)         General.

(1)            Upon written request by the Secretary or the Board of Trustees or any committee thereof, any Qualified Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory to the Secretary or the Board of Trustees or any committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the Qualified Shareholder pursuant to this Section 13. If a Qualified Shareholder fails to provide such written verification within such period, the Secretary or the Board of Trustees or any committee thereof may treat the nomination or business as to which written verification was requested as not having been provided in compliance with the procedures set forth in this Section 13.

(2)            Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible, subject to shareholder election, to serve as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or other business is not in compliance with this Section 13, to declare that such defective nomination or proposal be disregarded.

(3)            For purposes of this Section 13, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Trustees and (b) “public announcement” shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which the Trust’s common shares are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the United States Securities and Exchange Commission.

(4)            Notwithstanding the foregoing provisions of this Section 13, a Qualified Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 14.       SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

Section 15.       VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall, pursuant to right under applicable law, demand that voting be by ballot.

Section 16.       CONTROL SHARE ACQUISITION ACT. The Trust elects not to be bound by Subtitle 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland.

ARTICLE IV

TRUSTEES

Section 1.         GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are duly elected and qualified.

Section 2.         NUMBER. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, subject to any limitations in the Declaration of Trust.

Section 3.         ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, with no notice other than this Bylaw being necessary. The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

Section 4.         SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the Chairman of the Board of Trustees, the Chief Executive Officer or the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.

Section 5.         NOTICE. Notice of any special meeting shall be given by written notice delivered personally, by electronic transmission by the Trust, mailed or couriered to each Trustee at his or her business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Notice by telephone or electronic transmission by the Trust shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he or she is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6.         QUORUM. A majority of the Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

Section 7.         VOTING. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute.

Section 8.         TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone, by electronic video screen communication or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.         WAIVER OF NOTICE. The business transacted at any meeting of the Board of Trustees, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the members of the Board of Trustees not present or who though present has prior to the meeting or at its commencement protested the lack of proper notice to him, signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10.       ACTION BY TRUSTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed or submitted by electronic transmission to the Trust by a majority of Trustees and such written consent is filed with the minutes of proceedings of the Board of Trustees.

Section 11.       ORGANIZATION. At each meeting of the Board of Trustees, the Chairman of the Board of Trustees or, in the absence of the Chairman, the Vice Chairman, if any, of the Board of Trustees, if any, shall act as chairman. In the absence of both the Chairman and Vice Chairman of the Board of Trustees, the Chief Executive Officer or in the absence of the Chief Executive Officer, the President or in the absence of the Chief Executive Officer or President, a director chosen by a majority of the Trustees present, shall act as chairman. The Secretary or, in his or her absence, an assistant secretary of the Trust, or in the absence of the Secretary and all assistant secretaries, a person appointed by the chairman, shall act as Secretary of the meeting.

Section 12.       VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust, or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than a quorum of Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees, even if the remaining Trustees do not constitute a quorum. Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he or she is replacing and until a successor is elected and qualified.

Section 13.       COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees or a duly authorized committee thereof, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof; and for their expenses, if any, in connection with any service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 14.       REMOVAL OF TRUSTEES. The shareholders or trustees may remove any Trustee solely in the manner provided in the Declaration of Trust.

Section 15.       RELIANCE. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE V

COMMITTEES

Section 1.         NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may from time to time, and in its sole discretion, appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Executive Committee and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.

Section 2.         POWERS. The Board of Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees, except as prohibited by law.  Notwithstanding anything to the contrary in the Declaration of Trust or the Bylaws, the Board of Trustees may appoint two or more of their members to constitute an Executive Committee, which, to the extent provided for in its resolution, shall have and exercise the powers of the trustees in the management of the business of the Trust.

Section 3.         MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member provided that such Trustee meets the requirements of such committee. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4.         QUORUM. A majority of the members of any committee shall constitute a quorum for the transaction of business at a committee meeting, and the act of a majority present shall be the act of such committee. The Board of Trustees, or the members of a committee to which such power has been duly delegated by the Board of Trustees, may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board of Trustees shall otherwise provide.

Section 5.         TELEPHONE MEETINGS. Members of any committee of the Board of Trustees may participate in a meeting by means of a conference telephone, electronic video screen communication or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 6.         INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed or submitted by electronic transmission to the Trust by a majority of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 7.         VACANCIES, REMOVAL AND DISSOLUTION. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE VI

OFFICERS

Section 1.         GENERAL PROVISIONS. The officers of the Trust may include a Chief Executive Officer, President, Vice Presidents, Secretary, and a Chief Financial Officer. The Trust may also have, at the discretion of the Board of Trustees, a Chairman of the Board of Trustees, one or more Vice Presidents, a treasurer, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article VI. If there is a treasurer, he shall be the Chief Financial Officer unless some other person is so appointed by the Board of Trustees. Any number of offices may be held by the same person. The officers of the Trust shall be elected annually by the Board of Trustees at the first meeting of the Board of Trustees held after each annual meeting of shareholders, except that the Chief Executive Officer or the President may appoint one or more Vice Presidents. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In their discretion, the Trustees may leave unfilled any office. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2.         REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Trustees, the Chairman of the Board of Trustees, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3.         SUBORDINATE OFFICERS. The Board of Trustees may appoint, and may empower the Chairman of the Board of Trustees or Chief Executive Officer to appoint, such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Trustees may from time to time determine.

Section 4.         VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 5.         CHAIRMAN OF THE BOARD. The Chairman of the Board of Trustees, if such an officer be elected, shall, if present, preside at meetings of the Board of Trustees and meetings of the shareholders and shall exercise such other powers and perform such other duties as may be from time to time assigned to him by the Board of Trustees or prescribed by the Bylaws. If there is no President or Chief Executive Officer, the Chairman of the Board of Trustees shall in addition be the Chief Executive Officer of the Trust and shall have the powers and duties prescribed in Section 7 of this Article VI. The Chief Executive Officer of the Trust shall be such officer of the trust as may be determined by the Board of Trustees. The Chairman shall be a member of each organized committee, other than the Audit and Compensation Committee; with respect to the Audit and Compensation Committees, the Chairman will be provided of notice of each meeting and will have observer rights.  The Chairman will chair any Executive Committee formed by the Board of Trustees.

Section 6.         CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a Chief Executive Officer. The Chief Executive Officer shall have responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the administration of the business affairs of the Trust. In the absence of the Chairman of the Board of Trustees, the Chief Executive Officer shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present.

Section 7.         PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairman of the Board of Trustees, if there be such an officer, the President shall, subject to the control of the Board of Trustees, have the powers of general supervision, direction and control of the business and the officers of the Trust. In the absence of the Chairman of the Board of Trustees, or if there be none, he shall preside at all meetings of the shareholders and at all meetings of the Board of Trustees. He or she shall have the general powers and duties of management usually vested in the office of President of a trust and shall have such other powers and duties as may be prescribed by the Board of Trustees or the Bylaws. The Chief Executive Officer of the Trust shall be such officer of the trust as may be determined by the Board of Trustees.

Section 8.         VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Trustees or, if not ranked, a Vice President designated by the Board of Trustees, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or the Bylaws and the President or the Chairman of the Board of Trustees, if any.

Section 9.         SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings and the proceedings. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Trust’s transfer agent or registrar, as determined by resolution of the Board of Trustees, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Trustees required by the Bylaws or by law to be given, and he shall keep the seal of the Trust if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by the Bylaws.

Section 10.       CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Trustee. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Trust, and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or the Bylaws.

Section 11.       SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Trustees, the Compensation Committee, if any, or the Chief Executive Officer or the President and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Trustee.

ARTICLE VII

CONTRACTS, CHECKS AND DEPOSITS

Section 1.         CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Board of Trustees and upon the Trust.

Section 2.         CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 3.         DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.

ARTICLE VIII

SHARES

Section 1.         CERTIFICATES. Except as may be otherwise provided by the Board of Trustees, shareholders of the Trust are not entitled to certificates evidencing the shares of beneficial interest held by them.  In the event that the Trust issues shares of beneficial interest evidenced by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by the Maryland REIT Law and shall be signed by the officers of the Trust in the manner permitted by the Maryland REIT Law.  In the event that the Trust issues shares of beneficial interest without certificates, to the extent then required by the Maryland REIT Law, the Trust shall provide to the record holders of such shares a written statement of the information required by the Maryland REIT Law to be included on share certificates.  There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are evidenced by certificates.

For shareholders of record that hold share certificates of Pittsburgh & West Virginia Railroad, a Pennsylvania business trust (“PW”), upon the merger of PW with a wholly-owned subsidiary of Power REIT, such existing certificates shall evidence share ownership in Power REIT on a 1:1 basis and the Trust will not issue replacement certificates thereof.  If a holder of record of PW share certificates desires to turn in his certificates, the Trust shall record certificated share ownership in the Trust in book entry form.  Any shareholder of record holding shares in book entry form shall be entitled to evidence of book entry ownership upon written request to the Trust.

Section 2.         TRANSFERS. All transfers of shares of stock shall be made on the books of the Trust, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Trustees or the chief executive officer of the Trust may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed.  The book entry issuance of  new shares upon the transfer of certificated shares is subject to the determination of the Board of Trustees or the chief executive officer that such shares shall no longer be evidenced by certificates.  Upon the transfer of uncertificated shares, to the extent then required by the Maryland REIT Law, the Trust shall provide to record holders of such shares a written statement of the information required by the Maryland REIT Law to be included on share certificates.

The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof (including any certificated holder of record of shares of PW as a holder of shares in Power REIT) and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3.         REPLACEMENT CERTIFICATE. The Trust will not issue new certificates in place of any certificate previously issued by PW, whether as replacement for new Trust certificates or whether alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. If certificates are alleged to have been lost, stolen or destroyed, or if a shareholder desires book entry ownership of Trust shares, an officer designated by the Board of Trustees may, in his or her discretion and as a condition precedent to the book entry issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the book entry issuance of the shares.

Section 4.         CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of shareholders not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 5.         SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6.         FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred to the books of the Trust only in such unit.

ARTICLE IX

ACCOUNTING YEAR

The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE X

DISTRIBUTIONS

Section 1.         AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

Section 2.         CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XI

INVESTMENT POLICY

Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

ARTICLE XII

SEAL

Section 1.         SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.         AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XIII

INDEMNIFICATION AND ADVANCE OF EXPENSES

Every Trustee and officer of Trust shall be entitled as of right and is hereby indemnified by the Trust, to the maximum extent permitted by law, against reasonable expenses and any liability paid or incurred by such person in connection with an actual (whether pending or completed) or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of Trust or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person’s being or having been a Trustee or officer of Trust or by reason of the fact that such person is or was serving in any capacity at the request of Trust as a trustee, director, officer, employee, agent, partner, fiduciary or other representative of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding being referred to in this Article XIII as “action”). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by Trust prior to final disposition of such action promptly, and without the need for approval by the Board of Trustees or shareholders, upon delivery to Trust of an undertaking by or on behalf of such person, to repay all amounts so advanced without interest if it shall ultimately be determined that such person is not entitled to be indemnified under this Article XIII. Persons who are not Trustees or officers of Trust may be indemnified in respect of service to Trust or to another such entity at the request of Trust to the extent the Board of Trustees at any time denominates such person as entitled to some or all of the benefits of this Paragraph as the Trustees shall determine as to each such Person. As used herein, “expense” shall include fees and expenses of counsel selected by such person; and “liability” shall include amounts of expenses, liability, loss, judgments, excise taxes, fines and penalties and amounts paid in settlement.  The Trust may, with the approval of its Board of Trustees, provide such indemnification or advancement of expenses to any present or former Trustee or officer who served a predecessor entity or subsidiary of the Trust, and to any employee or agent of the Trust or a predecessor or subsidiary of the Trust.  Any amendment of this section shall be prospective only and shall not affect the applicability of this section with respect to any act or failure to act that occurred prior to such amendment.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations. The Trust may provide to Trustees, officers, employees, agents and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

ARTICLE XIV

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XV

AMENDMENT OF BYLAWS

The Board of Trustees, subject to Article IV hereof, shall have the exclusive power, without any action by the shareholders of the Trust, to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

The foregoing Bylaws were adopted by the Board of Trustees on October 20, 2011.

/s/ Arun Mittal
Arun Mittal Secretary